EXHIBIT 99

              SBC LAUNCHES $6 BILLION INITIATIVE TO TRANSFORM IT
               INTO AMERICA'S LARGEST SINGLE BROADBAND PROVIDER

   'Pronto' to Provide 'e-Tone' - Dialtone for the Internet - to 77 Million
      Americans, Accelerate Company's Move to Advanced Voice, Data, Video
                             Converged Network

              Pronto First of Many Benefits of Ameritech Merger

   SAN ANTONIO, TX, Oct. 18, 1999 - SBC Communications Inc. today announced an unprecedented, $6 billion initiative designed to transform the company over the next three years into the largest single provider of advanced broadband services in America, making super-fast, always-on Internet access available to nearly all of its customers and creating a platform to deliver next-generation, broadband-powered services.

   The initiative - called Project Pronto - is the first of many SBC will undertake to secure the benefits of its recent acquisition of Ameritech for customers and shareholders. Specifically, SBC intends to:

o Provide an estimated 77 million Americans - about 80 percent of its Ameritech, Nevada Bell, Pacific Bell, SNET and Southwestern Bell customers - with always-on, high-speed voice, data and video services via faster Digital Subscriber Line (DSL) services than it currently offers by the end of 2002. Ultimately, the company intends to make broadband services available to all of its customers.

o Rearchitect its network to push fiber deeper into the neighborhoods it serves and accelerate the convergence of its voice and data backbone systems into a next-generation, packet-switched, designed-for-the-Internet network. Together with the advanced, long-haul network of Williams Communications Inc., with which SBC has a strategic alliance, SBC will be able to provide end-to-end advanced voice, data and video services on one of the most sophisticated, efficient, flexible and scalable networks in the industry.

o Dramatically reduce its network cost structure. Expense and capital savings alone are expected to offset the cost of the entire initiative.

o Create a platform to deliver next-generation services including, potentially, entertainment quality video, and expand development and marketing to more quickly bring customers such emerging products as Voice-over-ADSL, personal videoconferencing, interactive online games and home networking.

   "This initiative is about the future - about building a new company around how all of our residential and business customers use, and will use, the Internet while providing them with dialtone-like reliability," said Edward E. Whitacre, Jr., chairman and chief executive officer of SBC. "It is also about giving SBC the opportunity to continue to capitalize on incredible growth in data and broadband services and achieve significantly more operating and cost efficiencies well into the next millennium.

   "We see a rapidly changing marketplace where traditional dialtone is still a staple service, but where millions of our customers will demand the convenience, productivity, availability and reliability of our broadband service - service which we call 'e-tone,'" said Whitacre. "With Project Pronto, SBC will lead the nation in speeding the widespread availability and meeting the demand for broadband and emerging broadband-powered services."

   With the completion of its recent acquisition of Ameritech, SBC is one of the largest telecommunications providers, serving approximately 100 million people or about one-third of the nation's access lines.

      "By converting the 'last mile' into a high-speed 'first mile' on-ramp to the Internet, we are making nearly all of our approximately 60 million access lines more powerful for customers and more valuable to shareowners," Whitacre said. "Project Pronto, together with our expanding service footprint and plans to provide long-distance service, is an integral part of our plan to be a full-service, global provider and the only communications company our customers need."

"e-Tone" Unlocks Promise of the Internet

   Today, SBC's DSL broadband service features Internet connectivity speeds that are up to 200 times faster than traditional access, allowing for near instantaneous downloads of files and graphics, and effectively ending the "World Wide Wait." It also provides "always-on" connectivity that eliminates frustrating and time-consuming dial-up connections to Internet Service Providers
(ISPs) or corporate Local Area Networks (LANs) and makes the computer a true, real-time information appliance.

   In the near future, mass availability of broadband service will spur demand by consumers for broadband-dependent applications, such as video messaging, home networking and in-home cordless web devices. It will become a catalyst for small businesses to become e-businesses by providing them with affordable technology. For schools and libraries, readily available broadband service will help bridge the "Digital Divide" and ensure youth of today are prepared for the Internet world of tomorrow. And, it will revolutionize the way Americans work by making telecommuting an even more attractive, productive and common work alternative.

New Broadband Network Increases Reach, Speed of SBC's DSL Service Project

   Pronto is creating a vast, sophisticated broadband platform to enable SBC to make DSL service available to the vast majority of its customers in cities large and small over the next three years, and offer new and more powerful broadband-powered services in years to come. The new platform will evolve via a multi-pronged approach:

o In the major metropolitan markets where SBC has begun deploying DSL, the company plans to equip its additional central offices with DSL equipment.

o In these markets, SBC also plans to push fiber deeper into its neighborhoods and install or upgrade "neighborhood broadband gateways" containing digital electronics - essentially pushing network capabilities now housed in central offices closer to customers. The redesign of the local network will eliminate distance constraints that currently limit service reach and enable SBC to provide nearly all customers with DSL service, traditional phone service and next-generation services, all from a single, integrated platform.

o In additional towns and cities outside of major metropolitan areas, SBC plans to deploy DSL services by 2002; however, it will name these markets at a later date.

   Earlier this year, SBC announced its plans to deploy DSL in more than 500 central offices. The company will meet this commitment in early November, making DSL service available to nearly 10 million customer locations in Texas, California, Nevada, Missouri and Arkansas. At the completion of Project Pronto, SBC's goal is to quadruple its DSL deployment - equipping approximately 1,400 central offices with DSL technology, laying more than 12,000 miles of fiber sheath, installing or upgrading 25,000 neighborhood broadband gateways - and reach an estimated 77 million Americans in nearly 35 million customer locations in 13 states.

   As a result of expanded deployment, SBC customers will be able to receive minimum downstream connection speeds of 1.5 megabits per second (Mbps), with more than 60 percent eligible to receive guaranteed speeds of 6.0 Mbps. The higher speeds will give SBC the capacity to offer numerous personal computer
(PC) based video products including video streaming and videoconferencing; in fact, at 6.0 Mbps speeds, users can receive the highest quality video available over a PC. Today, the company's basic DSL service guarantees minimum downstream connections of 384 Kbps or 1.5 Mbps, depending on the package purchased.

   Next year, SBC intends to offer advanced broadband-powered services such as:

o Voice-over-ADSL, which will provide four additional voice lines, in addition to a DSL line and a primary voice line - all over a single line. SBC is looking at technologies that will allow it to offer, in the future, a similar product that will provide up to 16 additional voice lines over a symmetrical DSL line.

o Switched Virtual Circuit, which will allow telecommuters to easily switch between their Internet Service Provider (ISP) and their corporate Local Area Network (LAN) without rebooting their computer.

o HDSL, which will feature minimum 1.5 Mbps upstream and downstream connections, allowing teleworkers to send and receive data-intensive files.

   For many of its business customers, SBC intends to transition its existing copper connections to their premises with state-of-the art fiber optics, enhancing their ability to receive advanced data services and giving them virtually unlimited bandwidth that they can dynamically control.

   Business customers will benefit from SBC's line-up of broadband-powered services including Online Office, a suite of services that helps small businesses easily and affordably become e-businesses, and Enterprise Virtual Private Network, a suite of equipment and services that allows large businesses to securely connect multiple locations without expensive, dedicated lines.

   "With e-tone, we have a powerful way to retain and attract customers in an increasingly competitive market," said James D. Gallemore, executive vice president of strategic marketing and planning for SBC. "It will enable customers to easily access hundreds of emerging, broadband-dependent products and services, and it makes our current integrated packages of services even more compelling. e-Tone also will change the way America goes to work."

      In related announcements (see separate releases for details), SBC today said it will:

o Provide as many as 15,000 IBM telecommuting employees remote access to IBM's corporate network via DSL service in select areas. According to industry analysts, this agreement is the largest announced high-speed remote network application of its kind anywhere.

o Provide high-speed DSL Internet access to thousands of E*TRADE's most active investors, enabling them to react more quickly and effectively to breaking financial market news and benefit from E*TRADE's rich content offerings.

   SBC recently announced a similar agreement for thousands of PeopleSoft's telecommuting employees.

   Gallemore added that in addition to offering the services and integrated packages business and residential customers want, SBC will be first to market, ahead of competitors.

   "All we need is long distance, which is just around the corner," said Gallemore, "to provide consumers and businesses with their total communications needs."

Company Aggressively Migrates to Converged Voice, Data, Video Network

   In addition, Pronto is an important step in the company's migration to a converged voice, data and video network, which will be predominantly packet-switched and utilize an Asynchronous Transfer Mode (ATM) distributed network system (ADNS) architecture.

   As part of the ADNS architecture, the company plans to deploy the most-advanced, voice-switching technology available today, voice trunking over ATM (VTOA), which will allow the company to efficiently transport voice as it does data communications - via packets - without degradation in call quality or reliability. SBC, working in conjunction with leading equipment manufacturers, has spearheaded the development and testing of VTOA technology and intends to begin field trials next year in Houston and Los Angeles. Upon the successful completion of these trials, SBC plans to complete its VTOA deployment in its largest markets by 2004.

   The VTOA technology will result in significantly increased network productivity and scalability, allowing the company to keep pace with skyrocketing volumes of data traffic, offer a full range of voice and data services such as private lines and virtual private networks, and in the future, incorporate a full range of even more advanced technologies.

   Importantly, the VTOA technology results in significant cost savings by greatly reducing any future investment in traditional tandem circuit-switched equipment and improving trunking efficiency by 50 percent.

   "We are taking aggressive steps to ensure that SBC's network remains among the most-advanced and cost-efficient in the industry and that we can serve our customers' needs well into the millennium with the same quality and reliability they receive today," said Whitacre.

   "Also, while other service providers tout their next-generation networks, only SBC will have all the pieces to provide end-to-end service," said Whitacre. "Our network combined with the long-haul network of Williams, which has one of the newest and highest-quality networks in the world, will allow SBC to offer both a first-class network and the breadth of reliable and advanced products and services that customers want."

Pronto Increases Shareowner Value

   SBC's more than $6 billion Project Pronto investment is targeted to decrease future capital requirements, reduce network operating expenses, and generate $3.5 billion in new revenues by 2004.

   "With our Project Pronto broadband deployment and the accelerated pace of our national markets rollout, SBC is targeting double-digit annual revenue growth by 2001 with strong 8 percent to 9 percent growth in 2000. This is at least a 100-basis-point improvement over SBC's previous plans," said Donald E. Kiernan, chief financial officer for SBC. "Even as we make these value-creating investments in broadband capability and the national expansion into 30 additional major markets, SBC's goal is to achieve mid-single-digit earnings growth in 2000 before one-time items. Driven by the strong top-line revenue growth from our broadband and national markets growth initiatives, we are targeting 15 percent earnings growth in 2001 and beyond."

   Kiernan added that, "Pronto cements our industry leadership by essentially reconfiguring SBC into a broadband-services company, and creates a rock-solid platform from which we can launch new revenue-generating services while dramatically reducing our cost structure. Importantly, the network efficiencies and reduction in capital needs we expect to gain as a result of Project Pronto will mean that this project will pay for itself, while enabling SBC to compete even more effectively in the future and enhance long-term shareowner value. In fact, we expect it will create in excess of $10 billion in value."


SBC Communications Inc. (www.sbc.com) is a global communications leader. Through its trusted brands - Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One - and world-class network, SBC provides local and long-distance phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. In the United States, the company currently has 59 million access lines, 10.1 million wireless customers and is undertaking a national expansion program that will bring SBC service to an additional 30 markets. Internationally, SBC has telecommunications investments in 22 countries. With more than 200,000 employees, SBC is the 14th largest employer in the U.S., with annual revenues that rank it among the largest Fortune 500 companies.

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in SBC's filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.